Exhibit 99.1

Investor Contact: Martie Edmunds Zakas
Sr. Vice President - Strategic Planning & Investor Relations
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Director - Corporate Communications and Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2008 RESULTS

FOURTH QUARTER SALES INCREASED 4.6%, NET INCOME INCREASED 20.5%

AND EPS INCREASED 15.4%

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA.B, MWA) today reported net sales of $496.9 million, income from operations of $48.1 million and net income of $17.6 million, or $0.15 per diluted share, in the fourth quarter ended September 30, 2008. Summarized consolidated 2008 fourth quarter and full year results, as compared to 2007 fourth quarter and full year results, are as follows:

•

Net sales for the fourth quarter were $496.9 million, up 4.6 percent compared to $474.9 million for the same period last year. For the full year, net sales increased to $1,859.3 million from $1,849.0 million in 2007.

•

Income from operations for the fourth quarter was $48.1 million compared to $50.7 million for the 2007 fourth quarter. Operating income margin was 9.7 percent in the 2008 fourth quarter, compared to 10.7 percent in the 2007 fourth quarter. For the full year 2008, income from operations was $146.1 million compared to $210.0 million in 2007. Full year 2008 results include $18.3 million of restructuring charges related to the closing of the Burlington manufacturing facility. Excluding these charges, 2008 income from operations was $164.4 million.

•

Adjusted EBITDA was $72.3 million in the 2008 fourth quarter compared to $76.8 million in the 2007 fourth quarter. Adjusted EBITDA margin for the 2008 fourth quarter was 14.6 percent compared to 16.2 percent in 2007. Adjusted EBITDA for the full year 2008 was $257.5 million and was $311.4 million in 2007. Adjusted EBITDA margin for the full year 2008 was 13.8 percent compared to 16.8 percent for 2007.

•

Net income per diluted share was $0.15 for the 2008 fourth quarter, an increase of 15.4 percent compared to $0.13 for the same period last year. For the full year, net income per diluted share was $0.36 compared to $0.42 in 2007. Full year 2008 results include $0.10 per share of Burlington restructuring charges and full year 2007 results include $0.18 per share of expenses for the early extinguishment of debt. Excluding these adjustments, 2008 results were $0.46 per share compared to $0.60 per share in 2007.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

•	Net debt at September 30, 2008 declined to $911.6 million from $1,001.6 million at September 30, 2007.

“The actions we have been taking throughout the year yielded positive results in the fourth quarter. Higher sales pricing offset higher raw material costs for the Company as a whole in the quarter for the first time this year, and we realized additional benefits from our ongoing cost reduction actions. We once again had strong cash flow, and this contributed to $93.9 million of free cash flow generated for the year, which was 177 percent of adjusted net income,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “With our debt restructuring in May 2007, coupled with our strong free cash flow, we haven’t been directly impacted by the credit issues facing some companies today. Our focus remains on near-term actions to address a challenging market environment while positioning ourselves for the long-term promising prospects in the water infrastructure industry.”

Fourth Quarter Consolidated Results

Net sales for the quarter increased $22.0 million year-over-year due to higher sales pricing across all business segments and volume increases at Anvil, which were partially offset by volume declines at Mueller Co. and U.S. Pipe.

Income from operations for the quarter was $48.1 million, a decline of $2.6 million year-over-year.

Fourth Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment of $184.6 million in the 2008 fourth quarter declined from 2007 fourth quarter net sales of $195.0 million. This is the first quarter in 2008 in which higher sales pricing covered higher raw material costs. Higher pricing of $13.6 million partially offset lower shipment volumes of $24.0 million. Shipment volumes of iron gate valves, hydrants and brass service products in the quarter were below the prior year period.

Income from operations of $35.8 million and EBITDA of $48.7 million in the 2008 fourth quarter compare to $34.7 million and $47.6 million, respectively, in the 2007 fourth quarter. Higher sales pricing of $13.6 million more than offset higher costs of raw materials and purchased components of $9.3 million. Income from operations was reduced by $9.4 million due to lower shipment volumes, partially offset by cost reductions of $3.7 million, the positive year-over-year impact of overhead absorption and other factors.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment increased 11.4 percent in the 2008 fourth quarter to $153.4 million from $137.7 million in the 2007 fourth quarter. The sales increase was attributable to $25.6 million of higher pricing offset by $9.8 million of lower volume of ductile iron pipe shipments.

Loss from operations of $2.2 million and adjusted EBITDA of $4.2 million in the 2008 fourth quarter compare to income from operations of $10.4 million and EBITDA of $16.4 million in the 2007 fourth quarter. The 2008 fourth quarter results were negatively impacted by increased raw material costs of $26.0 million, under-absorbed overhead of $6.7 million, $4.3 million of start-up expenses associated with our new automated ductile iron pipe operations and lower shipment volumes of $3.4 million. These items were partially offset by $25.6 million of higher sales pricing and operating cost reductions of $7.5 million.

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Anvil Segment

Net sales for the Anvil segment increased 11.7 percent to $158.9 million in the 2008 fourth quarter from $142.2 million in the 2007 fourth quarter. The net sales growth was driven by higher sales pricing of $10.5 million and increased volume of $5.9 million.

Income from operations of $23.4 million and EBITDA of $28.1 million in the 2008 fourth quarter compare to $13.4 million and $19.8 million, respectively, in the 2007 fourth quarter. Income from operations increased principally due to $10.5 million of higher sales pricing. Higher shipment volumes and cost reductions were offset by higher selling commissions, other personnel-related costs and administrative costs associated with the realignment of Canadian distribution operations.

Burlington Closure Restructuring Charges

In November 2007, the Company announced its intention to close U.S. Pipe’s manufacturing operations in Burlington, N.J. while retaining the facility as a full-service distribution center for customers in the Northeast. In connection with this action, the Company also announced its intention to record restructuring charges of approximately $19.0 million. In the 2008 fourth quarter, the Company recorded $0.4 million of cash restructuring charges, or $0.2 million after tax. Year-to-date, the Company has recorded $18.3 million total restructuring charges, or $11.1 million after tax, of which $14.8 million are asset impairment charges and $3.5 million are cash charges related to employee severance and other closure costs. The Company expects to incur the remaining charges in the next quarter.

Interest Expense, Net

Interest expense, net of interest income, was $17.6 million in the 2008 fourth quarter compared to $22.1 million in the 2007 fourth quarter. Interest expense declined as a result of lower interest rates and lower average net debt outstanding. Also, interest expense in the prior year quarter included $1.9 million related to state income tax matters for years prior to 2007.

Income Tax Expense

The effective income tax rate was 42.3 percent in the 2008 fourth quarter and 43.0 percent for the full year 2008. This compares to 49.0 percent in the 2007 fourth quarter and 44.4 percent for the full year 2007. The prior year periods were impacted primarily by the prior years’ state income tax matters.

Use of Non-GAAP Measures

The Company presents certain non-GAAP measures, including adjusted EBITDA, adjusted net income, and free cash flow. Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, restructuring charges and the loss on the early extinguishment of debt. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Adjusted net income excludes the Burlington-related restructuring charges.

Free cash flow, which represents cash flow from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community. Further, management uses it as a reflection of the cash that the Company has available for ongoing business operations and discretionary purposes.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

3

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, November 5, 2008 at 9:00 a.m. EST. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material prices, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production increases or decreases, inventory control, the integration of acquired businesses, and the commencement of operations at our new manufacturing plant; and general changes in economic and financial conditions, residential construction or municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are used by municipalities, as well as the residential and non-residential construction, oil and gas, HVAC and fire protection industries. With annual net sales of approximately $1.9 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,500 people. Mueller Water Products Series B common stock and Series A common stock trade on the New York Stock Exchange under the ticker symbols MWA.B and MWA, respectively. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

- MWA -

4

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	September 30,	September 30,
	2008	2007
Assets:
Cash and cash equivalents	$183.9	$98.9
Receivables, net	298.2	302.1
Inventories	459.4	453.5
Deferred income taxes	51.6	29.2
Other current assets	57.2	66.3

Total current assets	1,050.3	950.0

Property, plant and equipment, net	356.8	351.8
Identifiable intangible assets, net	789.8	819.3
Goodwill	871.5	871.1
Other noncurrent assets	21.8	17.0

Total assets	$3,090.2	$3,009.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$9.7	$6.2
Accounts payable	156.0	112.3
Other current liabilities	129.0	121.8

Total current liabilities	294.7	240.3

Long-term debt	1,085.8	1,094.3
Deferred income taxes	295.8	307.3
Other noncurrent liabilities	85.0	56.3

Total liabilities	1,761.3	1,698.2

Commitments and contingencies

Common stock:
Series A: 400,000,000 shares authorized; 29,528,763 shares and 29,006,267 shares outstanding at September 30, 2008 and September 30, 2007, respectively	0.3	0.2
Series B: 200,000,000 shares authorized; 85,844,920 shares outstanding at September 30, 2008 and September 30, 2007	0.9	0.9
Additional paid-in capital	1,428.9	1,422.0
Accumulated deficit	(81.6)	(124.8)
Accumulated other comprehensive income	(19.6)	12.7

Total stockholders’ equity	1,328.9	1,311.0

Total liabilities and stockholders’ equity	$3,090.2	$3,009.2

5

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended September 30,		Year ended September 30,
	2008	2007	2008	2007
Net sales	$496.9	$474.9	$1,859.3	$1,849.0
Cost of sales	374.5	356.7	1,420.3	1,385.8

Gross profit	122.4	118.2	439.0	463.2

Operating expenses:
Selling, general and administrative	73.9	67.5	274.6	253.2
Restructuring	0.4	—	18.3	—

Total operating expenses	74.3	67.5	292.9	253.2

Income from operations	48.1	50.7	146.1	210.0

Interest expense, net	17.6	22.1	72.4	86.8
Loss on early extinguishment of debt	—	—	—	36.5

Income before income taxes	30.5	28.6	73.7	86.7
Income tax expense	12.9	14.0	31.7	38.5

Net income	$17.6	$14.6	$42.0	$48.2

Basic and diluted net income per share	$0.15	$0.13	$0.36	$0.42

Weighted average shares outstanding:
Basic	115.4	114.8	115.1	114.7

Diluted	116.3	115.5	115.5	115.3

Dividends declared per share	$0.0175	$0.0175	$0.07	$0.07

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

YEAR ENDED SEPTEMBER 30, 2008

(UNAUDITED)

(in millions)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total
Balance at September 30, 2007	$1.1	$1,422.0	$(124.8)	$12.7	$1,311.0
Adjustment to adopt FASB
Interpretation No. 48	—	—	0.6	—	0.6

Balance at October 1, 2007	1.1	1,422.0	(124.2)	12.7	1,311.6

Net income	—	—	42.0	—	42.0
Effect of changing pension plans’ and other postretirement benefit plans’ measurement dates pursuant to SFAS No. 158	—	—	0.6	—	0.6
Dividends declared	—	(8.1)	—	—	(8.1)
Stock-based compensation	—	13.2	—	—	13.2
Stock issued under stock compensation plans	0.1	1.8	—	—	1.9
Net unrealized loss on derivative instruments	—	—	—	(6.5)	(6.5)
Foreign currency translation adjustments	—	—	—	(2.7)	(2.7)
Minimum pension liability	—	—	—	(23.1)	(23.1)

Balance at September 30, 2008	$1.2	$1,428.9	$(81.6)	$(19.6)	$1,328.9

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Year ended September 30,
	2008	2007
Operating activities:
Net income	$42.0	$48.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	63.6	72.3
Amortization	29.5	29.1
Restructuring	14.8	—
Stock-based compensation	13.2	10.7
Accretion on debt	—	7.1
Deferred income taxes	7.6	29.6
Write-off of deferred financing fees	—	11.1
Write-off of premium on notes	—	(22.8)
Other, net	2.0	(0.4)
Changes in assets and liabilities:
Receivables	(7.6)	28.9
Inventories	(18.2)	15.0
Other current assets and other noncurrent assets	18.2	(0.4)
Accounts payable, other current liabilities and other noncurrent liabilities	16.9	(73.3)

Net cash provided by operating activities	182.0	155.1

Investing activities:
Capital expenditures	(88.1)	(88.3)
Proceeds from sales of property, plant and equipment	9.6	0.8
Acquisition of business, net of cash acquired	—	(26.2)

Net cash used in investing activities	(78.5)	(113.7)

Financing activities:
Change in outstanding checks	(6.9)	3.1
Proceeds from debt borrowings	—	1,140.0
Payments of debt	(5.0)	(1,151.1)
Payment of deferred financing fees	—	(11.4)
Proceeds from issuance of common stock	1.9	1.8
Dividends to stockholders	(8.1)	(8.0)

Net cash used in financing activities	(18.1)	(25.6)

Effect of currency exchange rate changes on cash	(0.4)	1.7

Net change in cash and cash equivalents	85.0	17.5
Cash and cash equivalents at beginning of year	98.9	81.4

Cash and cash equivalents at end of year	$183.9	$98.9

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO

NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended September 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$184.6	$153.4	$158.9	$—	$496.9

Income (loss) from operations	$35.8	$(2.2)	$23.4	$(8.9)	$48.1

Interest expense, net					(17.6)
Income tax expense					(12.9)

Net income					$17.6

Net income per diluted share					$0.15

Capital expenditures	$4.1	$20.2	$3.0	$—	$27.3

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$35.8	$(2.2)	$23.4	$(8.9)	$48.1
Restructuring charges	—	0.4	—	—	0.4

Adjusted income (loss) from operations	35.8	(1.8)	23.4	(8.9)	48.5
Depreciation and amortization	12.9	6.0	4.7	0.2	23.8

Adjusted EBITDA	$48.7	$4.2	$28.1	$(8.7)	$72.3

Adjusted net income, excluding restructuring charges:
Net income					$17.6
Restructuring charges—$0.4 million, net of tax					0.2

Adjusted net income, excluding restructuring charges					$17.8

Adjusted net income per diluted share, excluding restructuring charges					$0.15

Free cash flow:
Net cash provided by operating activities					$76.1
Capital expenditures					(27.3)

Free cash flow					$48.8

	Three months ended September 30, 2007
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$195.0	$137.7	$142.2	$—	$474.9

Income (loss) from operations	$34.7	$10.4	$13.4	$(7.8)	$50.7

Interest expense, net					(22.1)
Income tax expense (benefit)					(14.0)

Net income					$14.6

Net income per diluted share					$0.13

Capital expenditures	$5.0	$13.3	$2.8	$1.1	$22.2

Non-GAAP results:
EBITDA:
Income (loss) from operations	$34.7	$10.4	$13.4	$(7.8)	$50.7
Depreciation and amortization	12.9	6.0	6.4	0.8	26.1

EBITDA	$47.6	$16.4	$19.8	$(7.0)	$76.8

Free cash flow:
Net cash provided by operating activities					$92.2
Capital expenditures					(22.2)

Free cash flow					$70.0

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Year ended September 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$718.1	$546.0	$595.2	$—	$1,859.3

Income (loss) from operations	$128.4	$(17.4)	$74.1	$(39.0)	$146.1

Interest expense, net					(72.4)
Income tax expense					(31.7)

Net income					$42.0

Net income per diluted share					$0.36

Capital expenditures	$17.9	$58.5	$11.5	$0.2	$88.1

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$128.4	$(17.4)	$74.1	$(39.0)	$146.1
Restructuring charges	—	18.3	—	—	18.3

Adjusted income (loss) from operations	128.4	0.9	74.1	(39.0)	164.4
Depreciation and amortization	50.1	22.7	19.7	0.6	93.1

Adjusted EBITDA	$178.5	$23.6	$93.8	$(38.4)	$257.5

Adjusted net income, excluding restructuring charges:
Net income					$42.0
Restructuring charges - $18.3 million, net of tax					11.1

Adjusted net income, excluding restructuring charges					$53.1

Adjusted net income per diluted share, excluding restructuring charges					$0.46

Free cash flow:
Net cash provided by operating activities					$182.0
Capital expenditures					(88.1)

Free cash flow					$93.9

	Year ended September 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$756.1	$537.1	$555.8	—	$1,849.0

Income (loss) from operations	$154.7	$33.3	$57.4	(35.4)	$210.0

Interest expense, net					(86.8)
Loss on early extinguishment of debt					(36.5)
Income tax expense					(38.5)

Net income					$48.2

Net income per diluted share					$0.42

Capital expenditures	$21.7	$47.5	$15.0	$4.1	$88.3

Non-GAAP results:
EBITDA:
Income (loss) from operations	$154.7	$33.3	$57.4	$(35.4)	$210.0
Depreciation and amortization	51.8	24.0	23.8	1.8	101.4

EBITDA	$206.5	$57.3	$81.2	$(33.6)	$311.4

Adjusted net income, excluding loss on early extinguishment of debt:
Net income					$48.2
Loss on early extinguishment of debt - $36.5 million, net of tax					21.1

Adjusted net income, excluding loss on early extinguishment of debt					$69.3

Adjusted net income per diluted share, excluding loss on early extinguishment of debt					$0.60

Free cash flow:
Net cash provided by operating activities					$155.1
Capital expenditures					(88.3)

Free cash flow					$66.8